UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 10, 2008

CENTERLINE HOLDING COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or other Jurisdiction of Incorporation)

1-13237	13-3949418
(Commission File Number)	(IRS Employer Identification Number)

625 Madison Avenue, New York, NY 10022
(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code: (212) 317-5700

Not Applicable
(Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 12, 2008, Centerline Holding Company (the “Registrant”) issued a press release (the “Press Release”) announcing that the Registrant and Centerline Capital Group Inc. (together with the Registrant, the “Borrowers”) entered into an extension (the “Extension”) to the Revolving Credit and Term Loan Agreement (the “Credit Agreement”) with the Guarantors and Lenders, as defined in the Credit Agreement previously filed on Form 8-K on December 27, 2007.  Pursuant to the Extension, the Lenders have extended the December 12, 2008 term loan payment date to December 19, 2008.  The Extension provides the Borrowers and Lenders sufficient time to complete the necessary documentation of a long term refinancing of existing senior debt.

The Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The foregoing description of the Press Release is qualified in its entirety by reference to the full text of such press release.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 10, 2008, the Board of Trustees of the Registrant amended the Registrant’s bylaws (the “Bylaw Amendment”) removing Article III, Section 2(m) of the Bylaws.  A copy of the Bylaw Amendment is attached hereto as Exhibit 3.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

(a)	Financial Statements
Not Applicable.

(b)	Pro Forma Financial Information
Not Applicable.

(c)	Exhibits
Exhibit 3.1. Amendment No. 3 to Fifth Amended and Restated Bylaws of Centerline
Exhibit 99.1. Press release “Centerline Holding Company Announces Loan Repayment

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CENTERLINE HOLDING COMPANY (Registrant)

December 15, 2008	By:	/s/ Robert L. Levy
Robert L. Levy Chief Financial Officer